NEWS RELEASE

FORWARD AIR CORPORATION REPORTS FOURTH QUARTER 2022 RESULTS

Record fourth quarter and full year revenue, operating income and net income per diluted share

Full year revenue growth of 18.7%, operating margin expansion of 390 basis points and net income per diluted share growth of 69.2%

GREENEVILLE, Tenn.- (BUSINESS WIRE) - February 8, 2023 - Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “we”, “our”, or “us”) today reported financial results for the three and twelve months ended December 31, 2022 as presented in the tables below on a continuing operations basis.

Tom Schmitt, Chairman, President and CEO, commenting on fourth quarter and full year 2022 results from continuing operations said, “We had a record fourth quarter and a record year by a mile. For that, I extend my thanks to our amazing employees, independent contractors and business partners. However, we missed our own guidance for the fourth quarter of 2022 with revenue growth of 5% coming in below our guidance range of 7% to 11%, and reported net income per diluted share of $1.60 and adjusted net income per diluted share of $1.65 coming in below our guidance range of $1.98 to $2.02. We anticipated our continuing drive towards high value freight to yield a sequentially better fourth quarter than third quarter. We believe, however, the temporarily inflated inventory levels caused shipment sizes to fall faster and steeper than both we and our customers expected. As we mentioned in our mid-quarter update, we saw an unexpected decrease in the size of shipments from our customers with weight per shipment down more than 12%. As shipments become more full we believe so will our volumes. These headwinds led to a challenging fourth quarter and likely will impact the first half of 2023 until inventory levels normalize.

Despite contending with these challenges that we believe are short-term in nature, we are growing new customers in our targeted areas. We grew our LTL direct shipper customer count by more than 200% from fourth quarter of 2021 to fourth quarter of 2022 to over 200 direct shipper customers. Additionally, our core customers are continuing to choose us, with the number of LTL shipments in the fourth quarter of 2022 remaining stable given a slight 0.4% decline in shipments as compared to the same period in the prior year. We believe our service, that was recently validated by a third party industry expert as being best in the LTL industry in damage-free, intact, on-time shipments, continues to make us the most compelling choice for customers with high value freight needs.

Changes in our freight mix continue to showcase our precision execution focus on high value freight. From 2021 to 2022, industrial and electronics shipments are up over 50%, medical is up almost 25% and live events business up by 120%. Our top four high value verticals went from 18% of our freight mix in 2021 to 29% in 2022, resulting in fourth quarter of 2022 weight per piece up by 12.1% over the same period in the prior year. In addition to the positive changes in our freight mix, our fourth quarter 2022 revenue per hundredweight is up by 13.1% including fuel surcharge revenue and 3.8% excluding fuel surcharge revenue over the same period in the prior year.”

Mr. Schmitt continued, “In addition to Forward Force, our initiative to grow high-value freight, we implemented a cost reduction initiative - which we call Forward Game Shape. We instituted a hiring freeze (excluding impacts from the Land Air Express acquisition, our employee headcount has decreased by more than 100 employees over the past two months), limited travel to essential only, and reduced our LTL outside miles to below 5%.”

In closing, Mr. Schmitt said, “We remain laser focused on growing our high value freight with customers, both inorganically, most recently with the Land Air Express acquisition, and organically, by opening new terminals. On Monday, we opened our third Chicago LTL terminal.

All up, despite a challenging first half we continue to target 2023 net income per diluted share to beat 2022.”

Regarding the Company’s first quarter 2023 continuing operations guidance, Rebecca J. Garbrick, CFO, said, “We expect our year-over-year revenue will remain flat, with a range of up 2% to down 4%, and net income per diluted share will be between $1.30 to $1.34, compared to reported net income per diluted share of $1.57 in the first quarter of 2022.”

Continuing Operations	Three Months Ended
(in thousands, except per share data)	December 31, 2022	December 31, 2021	Change	Percent Change
Operating revenue	$481,200	$459,929	$21,271	4.6%
Income from operations	$61,415	$51,977	$9,438	18.2%
Operating margin	12.8%	11.3%	150 bps
Net income	$42,942	$38,197	$4,745	12.4%
Net income per diluted share	$1.60	$1.40	$0.20	14.3%
Cash provided by operating activities	$62,276	$42,144	$20,132	47.8%

Non-GAAP Financial Measures: [1]
Adjusted income from operations	$63,449	$51,866	$11,583	22.3%
Adjusted net income	$44,402	$38,114	$6,288	16.5%
Adjusted net income per diluted share	$1.65	$1.40	$0.25	17.9%
EBITDA	$73,807	$63,462	$10,345	16.3%
Free cash flow	$47,897	$26,354	$21,543	81.7%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.

Continuing Operations	Twelve Months Ended
(in thousands, except per share data)	December 31, 2022	December 31, 2021	Change	Percent Change
Operating revenue	$1,973,403	$1,662,427	$310,976	18.7%
Income from operations	$265,976	$159,301	$106,675	67.0%
Operating margin	13.5%	9.6%	390 bps
Net income	$193,191	$116,091	$77,100	66.4%
Net income per diluted share	$7.14	$4.22	$2.92	69.2%
Cash provided by operating activities	$259,090	$124,896	$134,194	107.4%

Non-GAAP Financial Measures: [1]
Adjusted income from operations	$267,716	$166,729	$100,987	60.6%
Adjusted net income	$194,481	$121,654	$72,827	59.9%
Adjusted net income per diluted share	$7.18	$4.43	$2.75	62.1%
EBITDA	$313,362	$198,853	$114,509	57.6%
Free cash flow	$220,733	$88,430	$132,303	149.6%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.
On February 7, 2023, our Board of Directors declared a quarterly cash dividend of $0.24 per share of common stock. The dividend is payable to shareholders of record at the close of business on March 2, 2023 and is expected to be paid on March 17, 2023.

This quarterly dividend is made pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.96 for the full year 2023, payable in quarterly increments of $0.24 per share of common stock.  The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company’s financial performance and position.

The Board approved a strategy to divest the Pool Distribution business (“Pool”) on April 23, 2020, and the sale of Pool was completed on February 12, 2021. Accordingly, the results of operations and cash flows for Pool have been presented as a discontinued operation and have been excluded from continuing operations in this release for all periods presented.

Review of Financial Results
Forward Air will hold a conference call to discuss fourth quarter 2022 results on Thursday, February 9, 2023 at 9:00 a.m. ET. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, or by dialing (877) 226-8189, Access Code: 8042513.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, which we use as a primary mechanism to communicate with our investors. Investors are urged to monitor the Investors Relations portion of the Company’s website to easily find or navigate to current and pertinent information about us.

About Forward Air Corporation
Forward Air is a leading asset-light provider of transportation services across the United States, Canada and Mexico. We provide expedited less-than-truckload (“LTL”) services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals. In addition, we offer final mile services, including delivery of heavy-bulky freight, truckload brokerage services, including dedicated fleet services; and intermodal, first-and last-mile, high-value drayage services, both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services. We are more than a transportation company. Forward is a single resource for your shipping needs. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Condensed Consolidated Statements of Comprehensive Income
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Operating revenue:
Expedited Freight	$372,807	$376,792	$1,553,890	$1,374,270
Intermodal	108,446	83,394	419,718	289,214
Eliminations and other operations	(53)	(257)	(205)	(1,057)
Operating revenue	481,200	459,929	1,973,403	1,662,427
Operating expenses:
Purchased transportation	212,901	227,776	906,549	833,075
Salaries, wages and employee benefits	84,776	83,866	347,970	327,814
Operating leases	25,997	19,560	97,094	79,633
Depreciation and amortization	12,392	11,485	47,386	39,552
Insurance and claims	12,502	11,570	49,759	42,186
Fuel expense	6,632	4,809	27,583	17,027
Other operating expenses	64,585	48,886	231,086	163,839
Total operating expenses	419,785	407,952	1,707,427	1,503,126
Income (loss) from continuing operations
Expedited Freight	43,877	45,467	210,968	139,321
Intermodal	13,869	8,510	56,874	30,117
Other operations	3,669	(2,000)	(1,866)	(10,137)
Income from continuing operations	61,415	51,977	265,976	159,301
Other expense:
Interest expense	(1,617)	(877)	(5,138)	(4,338)
Other, net	—	—	—	—
Total other expense	(1,617)	(877)	(5,138)	(4,338)
Income before income taxes	59,798	51,100	260,838	154,963
Income tax expense	16,856	12,903	67,647	38,872
Net income from continuing operations	42,942	38,197	193,191	116,091
Income (Loss) from discontinued operation, net of tax	—	2,268	—	(10,232)
Net income and comprehensive income	$42,942	$40,465	$193,191	$105,859

Net income per share:
Basic net income (loss) per share:
Continuing operations	$1.61	$1.41	$7.17	$4.25
Discontinued operation	—	0.08	—	(0.37)
Net income per basic share[1]	$1.61	$1.49	$7.17	$3.87
Diluted net income (loss) per share:
Continuing operations	$1.60	$1.40	$7.14	$4.22
Discontinued operation	—	0.08	—	(0.37)
Net income per diluted share	$1.60	$1.48	$7.14	$3.85

Dividends per share:	$0.24	$0.21	$0.96	$0.84
1 Rounding may impact summation of amounts.

Expedited Freight Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2022	Percent of Revenue	December 31, 2021	Percent of Revenue	Change	Percent Change
Operating revenue:
Network [1]	$221,763	59.5%	$226,218	60.0%	$(4,455)	(2.0)%
Truckload	50,320	13.5	60,026	15.9	(9,706)	(16.2)
Final Mile	78,161	21.0	71,706	19.0	6,455	9.0
Other	22,563	6.1	18,842	5.0	3,721	19.7
Total operating revenue	372,807	100.0	376,792	100.0	(3,985)	(1.1)

Operating expenses:
Purchased transportation	187,739	50.4	204,810	54.4	(17,071)	(8.3)
Salaries, wages and employee benefits	69,828	18.7	66,260	17.6	3,568	5.4
Operating leases	17,660	4.7	13,536	3.6	4,124	30.5
Depreciation and amortization	8,454	2.3	8,481	2.3	(27)	(0.3)
Insurance and claims	9,947	2.7	8,173	2.2	1,774	21.7
Fuel expense	2,837	0.8	2,387	0.6	450	18.9
Other operating expenses	32,465	8.7	27,678	7.3	4,787	17.3
Total operating expenses	328,930	88.2	331,325	87.9	(2,395)	(0.7)
Income from operations	$43,877	11.8%	$45,467	12.1%	$(1,590)	(3.5)%

[1] Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial, Truckload and Final Mile revenue.

Expedited Freight Operating Statistics

	Three Months Ended
	December 31, 2022	December 31, 2021	Percent Change

Business days	63	63	—%

Tonnage [1,2]
Total pounds	648,012	744,725	(13.0)
Pounds per day	10,286	11,821	(13.0)

Shipments [1,2]
Total shipments	885	889	(0.4)
Shipments per day	14.0	14.1	(0.7)

Weight per shipment	732	838	(12.6)

Revenue per hundredweight [3]	$34.68	$30.66	13.1
Revenue per hundredweight, ex fuel [3]	$26.07	$25.11	3.8

Revenue per shipment [3]	$253.83	$256.85	(1.2)
Revenue per shipment, ex fuel [3]	$190.84	$210.40	(9.3)

1 In thousands.
[2] Excludes accessorial, Truckload and Final Mile products.
[3] Includes intercompany revenue between the Network and Truckload revenue streams.

Intermodal Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2022	Percent of Revenue	December 31, 2021	Percent of Revenue	Change	Percent Change
Operating revenue	$108,446	100.0%	$83,394	100.0%	$25,052	30.0%

Operating expenses:
Purchased transportation	25,215	23.3	23,221	27.8	1,994	8.6
Salaries, wages and employee benefits	18,695	17.2	17,711	21.2	984	5.6
Operating leases	8,337	7.7	6,024	7.2	2,313	38.4
Depreciation and amortization	3,938	3.6	2,983	3.6	955	32.0
Insurance and claims	2,448	2.3	2,385	2.9	63	2.6
Fuel expense	3,795	3.5	2,422	2.9	1,373	56.7
Other operating expenses	32,149	29.6	20,138	24.1	12,011	59.6
Total operating expenses	94,577	87.2	74,884	89.8	19,693	26.3
Income from operations	$13,869	12.8%	$8,510	10.2%	$5,359	63.0%

Intermodal Operating Statistics

	Three Months Ended
	December 31, 2022	December 31, 2021	Percent Change

Drayage shipments	74,532	91,113	(18.2)%
Drayage revenue per shipment	$1,288	$777	65.8%

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$45,822	$37,316
Accounts receivable, net	221,028	208,085
Other receivables, net	—	8,097
Other current assets	37,465	29,309
Total current assets	304,315	282,807

Property and equipment, net	249,080	219,095
Operating lease right-of-use assets	141,865	148,198
Goodwill	306,184	266,752
Other acquired intangibles, net	154,801	154,717
Other assets	51,831	46,254
Total assets	$1,208,076	$1,117,823

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$54,601	$44,837
Accrued expenses	54,291	61,621
Other current liabilities	3,956	4,614
Current portion of debt and finance lease obligations	9,444	6,088
Current portion of operating lease liabilities	47,106	47,532
Total current liabilities	169,398	164,692

Finance lease obligations, less current portion	15,844	9,571
Long-term debt, less current portion and debt issuance costs	106,588	155,466
Operating lease liabilities, less current portion	98,865	101,409
Other long-term liabilities	59,044	49,624
Deferred income taxes	51,093	43,407

Shareholders’ equity:
Preferred stock	—	—
Common stock	265	270
Additional paid-in capital	270,855	258,474
Retained earnings	436,124	334,910
Total shareholders’ equity	707,244	593,654
Total liabilities and shareholders’ equity	$1,208,076	$1,117,823

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	December 31, 2022	December 31, 2021
Operating activities:
Net income from continuing operations	$42,942	$38,197
Adjustments to reconcile net income of continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	12,392	11,485
Change in fair value of earn-out liability	—	(111)
Share-based compensation expense	2,633	2,734
Provision for revenue adjustments	4,045	2,439
Deferred income tax expense	5,724	2,805
Other	(619)	670
Changes in operating assets and liabilities, net of effects from the purchase of acquired companies:
Accounts receivable	24,044	(3,598)
Other receivables	—	6,121
Other current and noncurrent assets	(19,686)	(16,200)
Accounts payable, accrued expenses and other long-term liabilities	(9,199)	(2,398)
Net cash provided by operating activities of continuing operations	62,276	42,144

Investing activities:
Proceeds from sale of property and equipment	949	304
Purchases of property and equipment	(15,328)	(16,094)
Purchase of businesses, net of cash acquired	(25,672)	(36,813)
Net cash used in investing activities of continuing operations	(40,051)	(52,603)

Financing activities:
Proceeds from credit facility	—	150,000
Payments on credit facility	(375)	(150,000)
Repayments of finance lease obligations	(1,845)	(978)
Payment of debt issuance costs	—	(363)
Proceeds from issuance of common stock upon stock option exercises	—	143
Payments of dividends to shareholders	(6,404)	(5,706)
Repurchases and retirement of common stock	(14,997)	—
Proceeds from common stock issued under employee stock purchase plan	409	523
Payment of minimum tax withholdings on share-based awards	(37)	(41)
Contributions from subsidiary held for sale	—	2,267
Net cash used in financing activities of continuing operations	(23,249)	(4,155)
Net decrease in cash of continuing operations	(1,024)	(14,614)

Cash from discontinued operation:
Net cash provided by operating activities of discontinued operation	—	2,267
Net cash provided by investing activities of discontinued operation	—	—
Net cash used in by financing activities of discontinued operation	—	(2,267)
Net decrease in cash and cash equivalents	(1,024)	(14,614)
Cash and cash equivalents at beginning of period of continuing operations	46,846	51,930
Cash at beginning of period of discontinued operation	—	—
Net decrease in cash and cash equivalents	(1,024)	(14,614)
Less: cash at end of period of discontinued operation	—	—
Cash and cash equivalents at end of period of continuing operations	$45,822	$37,316

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year Ended
	December 31, 2022	December 31, 2021
Operating activities:
Net income from continuing operations	$193,191	$116,091
Adjustments to reconcile net income of continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	47,386	39,552
Change in fair value of earn-out liability	(294)	(496)
Share-based compensation expense	11,376	10,913
Provision for revenue adjustments	11,347	7,943
Deferred income tax expense	7,686	1,421
Other	(202)	1,076
Changes in operating assets and liabilities, net of effects from the purchase of acquired companies:
Accounts receivable	(19,128)	(52,684)
Other receivables	8,097	(8,097)
Other current and noncurrent assets	(12,943)	(8,002)
Accounts payable, accrued expenses and other long-term liabilities	12,574	17,179
Net cash provided by operating activities of continuing operations	259,090	124,896

Investing activities:
Proceeds from sale of property and equipment	2,372	2,643
Purchases of property and equipment	(40,729)	(39,109)
Purchase of businesses, net of cash acquired	(66,105)	(59,866)
Net cash used in investing activities of continuing operations	(104,462)	(96,332)

Financing activities:
Proceeds from credit facility	—	195,000
Payments on credit facility	(49,000)	(150,000)
Repayments of finance lease obligations	(6,054)	(2,423)
Payment of debt issuance costs	—	(482)
Proceeds from issuance of common stock upon stock option exercises	206	3,706
Payment of earn-out liability	(91)	(6,519)
Payments of dividends to shareholders	(25,865)	(22,976)
Repurchases and retirement of common stock	(62,771)	(48,989)
Proceeds from common stock issued under employee stock purchase plan	783	911
Payment of minimum tax withholdings on share-based awards	(3,330)	(3,115)
Contributions from subsidiary held for sale	—	3,385
Net cash used in financing activities of continuing operations	(146,122)	(31,502)
Net increase (decrease) in cash and cash equivalents of continuing operations	8,506	(2,938)

Cash from discontinued operation:
Net cash used in operating activities of discontinued operation	—	(4,635)
Net cash provided by investing activities of discontinued operation	—	8,020
Net cash used in financing activities of discontinued operation	—	(3,385)
Net increase (decrease) in cash and cash equivalents	8,506	(2,938)
Cash and cash equivalents at beginning of period of continuing operations	37,316	40,254
Cash at beginning of period of discontinued operation	—	—
Net increase (decrease) in cash and cash equivalents	8,506	(2,938)
Less: cash at end of period of discontinued operation	—	—
Cash and cash equivalents at end of period of continuing operations	$45,822	$37,316

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company uses non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three and twelve months ended December 31, 2022 and 2021, this press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”), free cash flow, adjusted income from continuing operations, adjusted net income, and adjusted net income per diluted share. All non-GAAP financial measures are presented on a continuing operations basis.

The Company believes that EBITDA improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance shareholder value. The Company believes providing adjusted income from operations, net income and net income per share allows investors to compare Company performance consistently over various periods without regard to the impact of unusual, nonrecurring or nonoperational items.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s financial results prepared in accordance with GAAP. Non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

The following is a reconciliation of net income to EBITDA for the three and twelve months ended December 31, 2022 and 2021 (in thousands):

	Three Months Ended		Twelve Months Ended
Continuing Operations	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income	$42,942	$38,197	$193,191	$116,091
Interest expense	1,617	877	5,138	4,338
Income tax expense	16,856	12,903	67,647	38,872
Depreciation and amortization	12,392	11,485	47,386	39,552
EBITDA	$73,807	$63,462	$313,362	$198,853

The following is a reconciliation of net cash provided by operating activities to free cash flow for the three and twelve months ended December 31, 2022 and 2021 (in thousands):

	Three Months Ended		Twelve Months Ended
Continuing Operations	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net cash provided by operating activities	$62,276	$42,144	$259,090	$124,896
Proceeds from sale of property and equipment	949	304	2,372	2,643
Purchases of property and equipment	(15,328)	(16,094)	(40,729)	(39,109)
Free cash flow	$47,897	$26,354	$220,733	$88,430

The following is a reconciliation of reported income from operations, net income, and net income per diluted share to adjusted income from operations, net income, and net income per diluted share for the three and twelve months ended December 31, 2022 and 2021 (in thousands, except net income per diluted share):

	Three Months Ended December 31, 2022			Three Months Ended December 31, 2021
Continuing Operations	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1]	Income From Operations	Net Income[2]	Net Income Per Diluted Share[2]
As Reported	$61,415	$42,942	$1.60	$51,977	$38,197	$1.40
Vehicle liability reserve	1,500	1,077	0.04	—	—	—
Due diligence and integration costs	534	383	0.01	—	—	—
Change in the fair value of the earn-out liability	—	—	—	(111)	(83)	—
As Adjusted	$63,449	$44,402	$1.65	$51,866	$38,114	$1.40

[1] Net income and net income per diluted share amounts are based on the after-tax effect of each item. The income tax effect is calculated by applying the effective tax rate to the pre-tax amount. The total tax effect of the above item is $574.

[2] Net income and net income per diluted share amounts are based on the after-tax effect of each item. The income tax effect is calculated by applying the effective tax rate to the pre-tax amount. The total tax effect of the above item is ($28).

	Twelve Months Ended December 31, 2022			Twelve Months Ended December 31, 2021
Continuing Operations	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1]	Income From Operations	Net Income[2]	Net Income Per Diluted Share[2]
As Reported	$265,976	$193,191	$7.14	$159,301	$116,091	$4.22
Vehicle liability reserve	1,500	1,112	0.04	—	—	—
Due diligence and integration costs	534	396	0.01	—	—	—
Professional fees for an operational improvement project	—	—	—	969	726	0.03
Professional fees for cybersecurity and shareholder engagement activities	—	—	—	6,955	5,209	0.19
Change in the fair value of the earn-out liability	(294)	(218)	(0.01)	(496)	(372)	(0.01)
As Adjusted	$267,716	$194,481	$7.18	$166,729	$121,654	$4.43

[1] Net income and net income per diluted share amounts are based on the after-tax effect of each item. The income tax effect is calculated by applying the effective tax rate to the pre-tax amount. The total tax effect of the above item is $451.

[2] Net income and net income per diluted share amounts are based on the after-tax effect of each item. The income tax effect is calculated by applying the effective tax rate to the pre-tax amount. The total tax effects of the above items is $1,864

The following information is provided to supplement this press release.

Actual - Continuing Operations	Three Months Ended December 31, 2022
Net income from continuing operations	$42,942
Income allocated to participating securities	(264)
Numerator for diluted net income per share - net income	$42,678

Weighted-average common shares and common share equivalent outstanding - diluted	26,701
Diluted net income per share	$1.60

Projected	Full Year 2023
Projected tax rate - continuing operations	25.7%

Projected purchases of property and equipment, net of proceeds from sale of property and equipment	$37,000

Projected	December 31, 2023
Projected weighted-average common shares and common share equivalent outstanding - diluted	25,800

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to the expected organic growth and future performance of the Company, expectations regarding the size of shipments of our customers and its impact on the Company's volumes, expectations regarding Forward Game Shape, the Company's ability to successfully grow high value freight, expectations regarding the Company's net income per diluted share for full year 2023, first quarter 2023 guidance, including with respect to revenue and net income per diluted share, expectations regarding full year 2023 targets, full year 2023 projected tax rate, fully diluted share count (before consideration of future share repurchase), projected capital expenditures, the future declaration of dividends and, the quarterly and full year 2023 anticipated dividends per share.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the COVID-19 pandemic, our ability to manage our growth and ability to grow, in part, through acquisitions, while being able to successfully integrate such acquisitions, our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2021.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Brandon Hammer, 423-636-7173
bhammer@forwardair.com